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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File
No. _________) of our report dated August 14, 1997, except as to Note 17 which is as of January 8, 1998, on our audits of the consolidated financial statements and our report on the financial statement schedule of Shop At Home, Inc. and Subsidiaries as of August 14, 1997. We also consent to the reference to our firm under the caption "Experts."



                                              COOPERS & LYBRAND L.L.P.



Knoxville, Tennessee
January 14, 1998